Exhibit 5.1

ATTORNEYS & COUNSELORS
112 East Pecan Street, Suite 2100                   Steven R. Jacobs
San Antonio, TX  78205                              (210) 978-7727 (Direct Dial)
(210) 978-7700, Fax  (210) 978-7790                 (210) 242-4560 (Direct Fax)
www.jw.com                                          sjacoba@jw.com

                             Jackson Walker L.L.P.

                                  April 4, 2006


Abraxas Petroleum Corporation
500 North Loop 1604 East, Suite 100
San Antonio, Texas 78232

       Re:      Abraxas Petroleum Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing by the Company and certain of the Company's subsidiaries (the "Subsidiary Guarantors") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $150,000,000 aggregate gross proceeds of the following securities: (i) debt securities of the Company, in one or more series, which may be either secured or unsecured senior debt securities (the "Senior Debt Securities") or secured or unsecured subordinated debt securities (the "Subordinated Debt Securities"), which may be, as to the Company's obligations thereunder, fully and unconditionally guaranteed by one or more of the Subsidiary Guarantors (the "Guarantees," and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), (ii) shares of common stock of the Company, par value $.01 per share (the "Common Stock"), (iii) shares of preferred stock of the Company, par value $.01 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) warrants (the "Warrants") to purchase the Debt Securities, the Common Stock, the Preferred Stock or other securities of the Company, (v) the Debt Securities, the Common Stock, the Preferred Stock or other securities that may be issued upon exercise of the Warrants, (vi) units ("Units") consisting of Debt Securities, Common Stock, Preferred Stock, Warrants or any combination of the foregoing and
(vii) such indeterminate amount of the Offered Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Offered Securities. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Units are hereinafter referred to collectively as the "Offered Securities."

     The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the "Senior Indenture") and qualified under the Trust Indenture Act of 1939, as amended (the "TIA"). The Subordinated Debt Securities will be issued under an Indenture to be entered into between the Company and a U.S. banking institution, as trustee (the "Subordinated Indenture") and qualified under the TIA. Forms of the Senior Indenture and the Subordinated Indenture (the "Indentures") are included as exhibits to the Registration Statement. The Guarantees will be issued pursuant to a supplemental Indenture or notation of guarantee to the Indentures, the form of which Guarantees will be filed as an exhibit to the Registration Statement when the Guarantees are issued.

     The Depositary Shares will be issued pursuant to a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary, the form of which will be filed as an exhibit to the Registration Statement when the Depositary Shares are issued.
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Abraxas Petroleum Corporation
April 4, 2005
Page 2

     The Warrants will be issued pursuant to Warrant Agreements to be entered into by the Company and a bank or trust company as Warrant Agent (each a "Warrant Agreement"), the form of which will be filed as an exhibit to the Registration Statement when the Warrants are issued.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational and governing documents of the Company and the Subsidiary Guarantors, each as amended to the date hereof, the Registration Statement (including the Exhibits thereto), such agreements, certificates of public officials, certificates of officers or other representatives of the Company and the Subsidiary Guarantors and others and such other documents, certificates and records as we have deemed necessary as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to the authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Registration Statement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws. We also have assumed that a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized, validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto have or will have the corporate or partnership or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate or partnership or other action and the due execution and delivery by such parties of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

            1. With respect to the Debt Securities, when (i) the Company and the Subsidiary Guarantors have taken all necessary corporate or other action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the Indenture or Indentures, as the case may be, have been duly executed and delivered by the parties thereto and duly qualified under the TIA, as amended, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Debt Securities, the Debt Securities will constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors.

            2. With respect to the Common Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the
Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and
(iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

            3. With respect to the Preferred Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) a

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Abraxas Petroleum Corporation
April 4, 2005
Page 3

certificate of designations and preferences relating to each series of the Preferred Stock in a form to be included as an exhibit of the Registration Statement has been duly filed with the Secretary of State of Nevada and (iv) the Preferred Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Preferred Stock, the Preferred Stock will be validly issued, fully paid and non-assessable.

            4. With respect to the Depositary Shares being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) the Deposit Agreement relating to the Depositary Shares in a form to be included as an exhibit of the Registration Statement has been executed and delivered and
(iv) the Depositary Shares have been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Depositary Shares, the Depositary Shares will be validly issued, fully paid and non-assessable.

            5. With respect to the Warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and the Debt Securities, the Common Stock, the Preferred Stock or other securities to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) the Warrant Agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Warrants have been duly executed, countersigned and delivered in the applicable form by the Company upon the purchase thereof and payment in full as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, the Warrants will be validly issued, fully paid and non-assessable.

            6. With respect to Units, when (i) the Board has taken all necessary corporate action to authorize the issuance and the specific terms of such Units, the terms of the offering thereof and related matters and (ii) such Units and agreements related to the Units have been duly executed and delivered in accordance with the terms thereof, then such Units will constitute legal, valid and binding obligations of the Company.

            The opinions expressed above are limited by and subject to the following qualifications:

            (a) We express no opinion other than as to the federal laws of the United States of America, the laws of the State of Texas and the State of New York and Chapter 78 of the Nevada Revised Statutes. However, we are not members of the bar of the State of Nevada. Our knowledge of Chapter 78 of the Nevada Revised Statutes is derived from a reading of those statutes without consideration of any judicial or administrative interpretations thereof. For purposes of this opinion letter, we have assumed that the laws of the State of and Nevada and any other applicable jurisdictions are identical to the laws of the State of Texas.

            (b) In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company or the Subsidiary Guarantors in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

            (c) The  opinions  expressed in paragraph 1 above are subject to the qualification that the validity and binding effect of the Offered Securities and the Indentures may be limited or affected by (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity exercisable in the discretion of

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Abraxas Petroleum Corporation
April 4, 2005
Page 4
a court (including without  limitation  obligations and standards of good faith,
fair  dealing,   materiality  and   reasonableness   and  defenses  relating  to
unconscionability or to impracticability or impossibility of performance).

            (d) In rendering the opinions expressed in paragraphs 2, 3, 4, 5 and 6 above, we have assumed that the necessary number of shares are authorized and available for issuance pursuant to the Company's Articles of Incorporation.

            (e) This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                Very truly yours,

                                /s/Jackson Walker L.L.P.

                                JACKSON WALKER L.L.P.

SRJ/JW/LW/mdw